                                                                        Ex-12.02

CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS

(In Millions)                                       YEAR ENDED DECEMBER 31,                                   Six Months Ended
                                                                                                                  June 30,
EXCLUDING INTEREST ON DEPOSITS:                   2000        1999        1998        1997        1996       2001        2000
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
    INTEREST ON DEPOSITS)                          8,722       7,795       7,308       6,776       6,325       4,363       4,049
  INTEREST FACTOR IN RENT EXPENSE                    283         235         213         189         176         128         142
  DIVIDENDS--PREFERRED STOCK                          --          --         126         223         261          --          -- (A)
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL FIXED CHARGES                            9,005       8,030       7,647       7,188       6,762       4,491       4,191
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGES         12,876      10,496       6,732       7,664       7,734       7,145       6,989
  FIXED CHARGES (EXCLUDING PREFERRED
    STOCK DIVIDENDS)                               9,005       8,030       7,521       6,965       6,501       4,491       4,191
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL INCOME                                  21,881      18,526      14,253      14,629      14,235      11,636      11,180
                                               =========   =========   =========   =========   =========   =========   =========

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                    2.43        2.31        1.86        2.04        2.11        2.59        2.67
                                               =========   =========   =========   =========   =========   =========   =========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                                22,045      18,606      18,868      16,430      15,341      10,932      10,064
  INTEREST FACTOR IN RENT EXPENSE                    283         235         213         189         176         128         142
  DIVIDENDS--PREFERRED STOCK                          --          --         126         223         261          --          -- (A)
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL FIXED CHARGES                           22,328      18,841      19,207      16,842      15,778      11,060      10,206
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGES         12,876      10,496       6,732       7,664       7,734       7,145       6,989
  FIXED CHARGES (EXCLUDING PREFERRED
    STOCK DIVIDENDS)                              22,328      18,841      19,081      16,619      15,517      11,060      10,206
                                               ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL INCOME                                  35,204      29,337      25,813      24,283      23,251      18,205      17,195
                                               =========   =========   =========   =========   =========   =========   =========

RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS                    1.58        1.56        1.34        1.44        1.47        1.65        1.68
                                               =========   =========   =========   =========   =========   =========   =========

Note> On November 30, 2000, Citigroup Inc. completed its acquisition of
      Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates and Associates Corporation of North America (ACONA), a subsidiary of Associates.

(A) On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (the "Merger"). Following the Merger, TRV changed its name to Citigroup. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup common stock and preferred stock. As such there were no Citicorp preferred dividends subsequent to 1998.